UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2012

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 530, Seattle, Washington		94111
(Address of principal executive offices)		(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2012, due to its current financial condition Poniard Pharmaceuticals, Inc. (the “Company”) terminated all of its employees. As part of that action it terminated without cause the employment of both Michael S. Perry, DVM, PhD, its President, Chief Operating Officer and Chief Medical Officer, and Michael K. Jackson, its Interim Chief Financial Officer and Chief Accounting Officer, effective March 31, 2012. Dr. Perry and Mr. Jackson will become consultants to the Company under consulting arrangements yet to be completed.

Dr. Perry will receive severance benefits under his Amended and Restated Key Executive Severance Agreement dated as of February 5, 2010, a copy of which has been filed with the SEC as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference to Exhibit 99.1 to this Current Report. Dr. Perry’s severance benefits are subject to effectiveness of a general release and waiver of claims by Dr. Perry against the Company.

Mr. Jackson will receive severance benefits under his Amended and Restated Key Executive Severance Agreement dated as of February 24, 2009, a copy of which has been filed with the SEC as Exhibit 10.24 to the Company’s Form 10-K for the year ended December 31, 2010 and is incorporated herein by reference to Exhibit 99.2 to this Current Report. Mr. Jackson’s severance benefits are subject to effectiveness of a general release and waiver of claims by Mr. Jackson against the Company.

Item 8.01.	Other Events.

As noted above, on March 30, 2012, in addition to the officers above, the Company terminated its remaining employees effective March 31, 2012. The Company has ceased substantially all of its operations. The Company plans to seek short-term financing, which may be from a related party, to support minimal operations while the Company explores alternative sources of financing in order to continue its efforts to enter into an arrangement to support the continued development of its picoplatin product candidate.

On March 30, 2012, the Company filed a Form 12b-25 “Notification Of Late Filing of Annual Report on Form 10-K,” for the fiscal year ending December 31, 2011, and intends to file a Form 15 “Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Sections 13 and 15(d) of the Securities Exchange Act of 1934” to suspend its filing obligations under the Securities Exchange Act of 1934, as amended. The Company currently does not have sufficient resources to prepare and file its Annual Report on Form 10-K and other reports otherwise required under the Securities Exchange Act of 1934. As a result, public information about the company will be limited significantly in the future.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Amended and Restated Key Executive Severance Agreement dated as of February 5, 2010, between the Company and Michael S. Perry, Incorporated by reference herein to Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010

99.2	Amended and Restated Key Executive Severance Agreement dated as of February 24, 2009, between the Company and Michael K. Jackson, Incorporated by reference herein to Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Forward-looking statements include statements relating to future financial or business performance, conditions or strategies and other financial or business matters, including expectations and strategies regarding the Company’s ability to obtain funds through future financings. These forward-looking statements are subject to certain assumptions, risks and uncertainties that could cause actual results and events to differ materially from the statements made. Examples of such risks and uncertainties include: the Company’s ability to find any source of financing and to secure and maintain an arrangement to support the continued development of its picoplatin product candidate.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. Poniard undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: April 2, 2012	By:	/s/ Michael K. Jackson
Name: Michael K. Jackson
Title: Interim Chief Financial Officer